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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            As independent registered public accountants, we hereby consent to the incorporation of our report dated January 27, 2006 relating to the consolidated financial statements of MicroFinancial Incorporated for the year ended December 31, 2005 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-75801, 333-77211 and 333-85324) and Form S-3 (File No. 333-122020).

/s/ Vitale, Caturano & Company, Ltd.

Boston, Massachusetts
April 12, 2006